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                                                                    Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-37911, 333-03033 and 333-61331 of Cade Industries, Inc. on Form S-8 of our report dated February 9, 1999, appearing in the Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Cade Industries, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP

March 25, 1999
Lansing, Michigan